Exhibit 99.1

CPSI Announces First Quarter 2021 Results

Highlights for First Quarter 2021:

  Revenues of $68.0 million;
  GAAP net income of $4.1 million and non-GAAP net income of $9.1 million;
  GAAP earnings per diluted share of $0.28 and non-GAAP earnings per diluted share of $0.64;
  Adjusted EBITDA of $11.8 million;
  Bookings of $8.7 million;
  Cash provided by operations of $13.7 million; and
  Net debt of $52.9 million

MOBILE, Ala.--(BUSINESS WIRE)--May 10, 2021--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the first quarter ended March 31, 2021.

Total revenues for the quarter ended March 31, 2021, were $68.0 million, compared with total revenues of $69.8 million for the prior-year first quarter. GAAP net income for the quarter ended March 31, 2021, was $4.1 million, or $0.28 per diluted share, compared with $4.1 million, or $0.28 per diluted share, for the quarter ended March 31, 2020. Cash provided by operations for the first quarter of 2021 was $13.7 million, compared with $7.6 million for the prior-year quarter. Net debt at March 31, 2021, was $52.9 million.

Commenting on the Company’s financial performance for the first quarter of 2021, Matt Chambless, chief financial officer of CPSI, stated, “The resiliency of our customers continues to result in incremental improvement in patient volumes, propelling TruBridge to another all-time high in quarterly revenues. Our commitment to develop a more predictable revenue model through expanded recurring revenue sources continues to transform our business, with recurring revenues growing 7% from the first quarter of 2020 and making up roughly 90% of our total revenue. These favorable dynamics, combined with business process improvements, resulted in revenue and profitability metrics that surpassed our expectations for the first quarter.”

“We saw continued pressure on our hospital, nursing home and clinic customers to address the COVID pandemic as their focus turned to vaccinating their communities as quickly as possible while still treating those affected by the surge in COVID cases. These market dynamics and the strain on healthcare leaders in the communities we serve, are reflected in our first quarter bookings results of $8.7 million. However, our pipeline remains healthy, and we are laser focused on making up this ground and achieving our annual bookings goal by year end,” added Chambless.

Boyd Douglas, president and chief executive officer of CPSI, stated, “We are in the early stages of executing on an aggressive, yet obtainable plan that is intended to enhance shareholder value over the next three years. With the transformation underway to drive long-term sustainability and exciting growth for CPSI, the first quarter of 2021 resulted in strong financial results. As we modernize our business by increasing efficiencies, we continue to see solid results in our margin optimization efforts, creating strong profitability and the ability to invest in additional growth opportunities.

“During the first quarter, we also made great strides in creating the culture of innovation necessary for CPSI to achieve its transformation objectives. First, we have relocated our corporate headquarters to a more modern, open space in downtown Mobile, recognizing that new mindsets are easier to develop in fresh surroundings. In addition, Amaris McComas, chief people officer, and Wes Cronkite, chief innovation officer, are the newest members to join our CPSI senior leadership team. I am confident that Amaris and Wes will have a positive impact as they work to build out an innovation team for CPSI and our family of companies,” added Douglas.

CPSI will hold a live webcast to discuss first quarter 2021 results tomorrow, Tuesday, May 11, 2021, at 8:00 a.m. Central Time, 9:00 a.m. Eastern Time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI
CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of four companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC and iNetXperts, Corp. d/b/a Get Real Health. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. For more information, visit www.cpsi.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward-looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward-looking statements. Such factors may include: the impact of the ongoing COVID-19 pandemic and related economic disruptions which have materially affected CPSI’s revenue and could materially affect CPSI’s gross margin and income, as well as CPSI’s financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; potential failure to develop new products or enhance current products that keep pace with market demands; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Sales revenues:
System sales and support	$36,366	$41,186
TruBridge	31,639	28,571
Total sales revenues	68,005	69,757

Costs of sales:
System sales and support	17,376	18,587
TruBridge	15,779	15,057
Total costs of sales	33,155	33,644

Gross profit	34,850	36,113

Operating expenses:
Product development	8,429	8,271
Sales and marketing	5,301	6,997
General and administrative	13,149	11,847
Amortization of acquisition-related intangibles	3,057	2,866
Total operating expenses	29,936	29,981

Operating income	4,914	6,132

Other income (expense):
Other income	814	362
Interest expense	(627)	(1,179)
Total other income (expense)	187	(817)

Income before taxes	5,101	5,315

Provision for income taxes	957	1,225

Net income	$4,144	$4,090

Net income per common share—basic	$0.29	$0.28
Net income per common share—diluted	$0.28	$0.28

Weighted average shares outstanding used in per common share computations:
Basic	14,159	13,904
Diluted	14,221	13,904

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	March 31, 2021 (unaudited)	Dec. 31, 2020
Assets
Current assets
Cash and cash equivalents	$18,016	$12,671
Accounts receivable, net of allowance for doubtful accounts of $2,088 and $1,701, respectively	33,793	32,414
Financing receivables, current portion, net	9,710	10,821
Inventories	1,342	1,084
Prepaid income taxes	2,188	1,789
Prepaid expenses and other	7,833	8,365
Total current assets	72,882	67,144

Property & equipment, net	13,079	13,139
Software development costs, net	4,009	3,210
Operating lease assets	9,030	6,610
Financing receivables, net of current portion	10,460	11,477
Other assets, net of current portion	2,998	2,787
Intangible assets, net	68,632	71,689
Goodwill	150,216	150,216
Total assets	$331,306	$326,272

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$6,742	$7,716
Current portion of long-term debt	3,457	3,457
Deferred revenue	8,833	8,130
Accrued vacation	5,306	5,353
Other accrued liabilities	16,394	12,786
Total current liabilities	40,732	37,442

Long-term debt, less current portion	67,496	73,360
Operating lease liabilities, net of current portion	7,527	5,092
Deferred tax liabilities	11,436	10,378
Total liabilities	127,191	126,272

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 14,715 and 14,511 shares issued	15	15
Treasury stock, 80 and 47 shares	(2,324)	(1,261)
Additional paid-in capital	182,656	181,622
Retained earnings	23,768	19,624
Total stockholders' equity	204,115	200,000

Total liabilities and stockholders' equity	$331,306	$326,272

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Three Months Ended March 31,
	2021	2020
Operating activities:
Net income	$4,144	$4,090
Adjustments to net income:
Provision for bad debt	938	999
Deferred taxes	1,058	1,065
Stock-based compensation	1,034	2,358
Depreciation	553	420
Amortization of acquisition-related intangibles	3,057	2,866
Amortization of software development costs	73	38
Amortization of deferred finance costs	73	86
Changes in operating assets and liabilities:
Accounts receivable	(2,183)	(88)
Financing receivables	1,994	(4)
Inventories	(258)	62
Prepaid expenses and other	321	(1,079)
Accounts payable	(974)	206
Deferred revenue	703	(821)
Other liabilities	3,576	(2,732)
Income taxes payable	(399)	128
Net cash provided by operating activities	13,710	7,594

Investing activities:
Investment in software development	(872)	(921)
Purchases of property and equipment	(493)	(2,120)
Net cash used in investing activities	(1,365)	(3,041)

Financing activities:
Dividends paid	-	(1,435)
Treasury stock purchases	(1,063)	-
Payments of long-term debt principal	(937)	(2,195)
Payments of revolving line of credit	(5,000)	(4,000)
Net cash used in financing activities	(7,000)	(7,630)

Net increase in cash and cash equivalents	5,345	(3,077)

Cash and cash equivalents, beginning of period	12,671	7,357
Cash and cash equivalents, end of period	$18,016	$4,280

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

		Three Months Ended
	In '000s	3/31/2021	3/31/2020
	System sales and support(1)	$6,090	$9,832
	TruBridge(2)	2,687	9,511

	Total	$8,777	$19,343

(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts)
Computer Programs and Systems, Inc.
Bookings Composition
(In '000s, except per share data)
(Unaudited)

		Three Months Ended
		3/31/2021	3/31/2020
	System sales and support
	Non-subscription sales(1)	$2,997	$7,491
	Subscription revenue(2)	1,907	1,408
	Other	1,186	933
	TruBridge
	Net new(3)	462	2,350
	Cross-sell(3)	1,589	6,873
	Get Real Health	636	288

	Total	$8,777	$19,343

(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)	Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.
(3)	“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Computer Programs and Systems, Inc.
Acute Care EHR Net New License Mix

		Three Months Ended
		3/31/2021	3/31/2020
	SaaS(1)	2	8
	Perpetual license(2)	3	1

	Total	5	9

(1)	Exhibit revenue attribution that is recurring in nature.
(2)	Exhibit revenue attribution that is nonrecurring in nature.

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended March 31,
Adjusted EBITDA:	2021	2020
Net income, as reported	$4,144	$4,090

Depreciation expense	553	420
Amortization of software development costs	73	38
Amortization of acquisition-related intangible assets	3,057	2,866
Stock-based compensation	1,034	2,358
Severance and other nonrecurring charges	2,193	55
Interest expense and other, net	(187)	817
Provision for income taxes	957	1,225

Adjusted EBITDA	$11,824	$11,869
Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended March 31,
Non-GAAP Net Income and Non-GAAP EPS:	2021	2020
Net income, as reported	$4,144	$4,090

Pre-tax adjustments for Non-GAAP EPS:
Amortization of acquisition-related intangible assets	3,057	2,866
Stock-based compensation	1,034	2,358
Severance and other nonrecurring charges	2,193	55
Non-cash interest expense	73	86
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,335)	(1,127)
Tax shortfall (windfall) from stock-based compensation	(84)	128

Non-GAAP net income	$9,082	$8,456

Weighted average shares outstanding, diluted	14,221	13,904

Non-GAAP EPS	$0.64	$0.61

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non-GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) depreciation expense; (ii) amortization of software development costs; (iii) amortization of acquisition-related intangible assets; (iv) stock-based compensation; (v) severance and other non-recurring charges; (vi) interest expense and other, net; (vii) gain on contingent consideration; and (viii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) amortization of acquisition-related intangible assets; (ii) stock-based compensation; (iii) severance and other non-recurring charges; (iv) non-cash interest expense; and (v) the total tax effect of items (i) through (iv). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Amortization of software development costs – Amortization of software development costs is a non-cash expense resulting from the application of U.S. GAAP to our product development expenditures, which requires capitalization of expenditures meeting certain defined criteria which are then amortized over the estimated useful life of the related assets. We exclude amortization expense related to capitalized software development costs from non-GAAP financial measures because we believe the amount of such expenses in any period may not directly correlate with the underlying performance of our business operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring charges– Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock-based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non-GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100